UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 1, 2008

(Date of earliest event reported)

SUN COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	Commission File No. 1-12616	38-2730780
(State of Organization)		(IRS Employer I.D. No.)

27777 Franklin Road

Suite 200

Southfield, Michigan 48034

(Address of principal executive offices)

(248) 208-2500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1567143.

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 1, 2008, Sun Communities, Inc., through its subsidiary Sun Communities Operating Limited Partnership (the “Company”), completed a sale (the “Sale”) of approximately $25.6 million of notes receivable owned by the Company (the “Notes”) to 21st Mortgage Corporation. The Notes, which are secured by manufactured homes, were sold at par value, subject to the recourse provisions requiring the Company to purchase the underlying homes supporting such Notes in the event of a Note default and subsequent repossession. The price of such home repurchase varies based upon the different time frames in which a Note may default as more fully set forth in the sale agreement. This brief description of the Sale is qualified in its entirety by reference to the full text of the sale agreement attached as Exhibits 10.1, and such agreement is incorporated by reference into this Item 1.01.

ITEM 9.01.	EXHIBITS

(d)	Exhibits.
EXHIBIT #	DESCRIPTION
10.1	Agreement for Purchase and Sale, dated as of July 1, 2008, by and between Sun Communities, Inc., Sun Communities Operating Limited Partnership, and 21st Mortgage Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2008	SUN COMMUNITIES, INC.
	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

SUN COMMUNITIES, INC.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement for Purchase and Sale, dated as of July 1, 2008, by and between Sun Communities, Inc., Sun Communities Operating Limited Partnership, and 21st Mortgage Corporation

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